EXHIBIT 99.3


                                HORIZON PCS, INC.
                               68 East Main Street
                             Chillicothe, Ohio 45601

                                  June 29, 2005


Monesa Skocik
c/o Horizon PCS, Inc.
68 East Main Street
Chillicothe, Ohio 45601

          Re: Employment Agreement

Dear Monesa:

          This letter ("Letter Agreement") sets forth our understanding regarding an amendment to be made to your employment agreement effective as of October 1, 2004, by and between the Company and yourself (the "Employment Agreement"). All capitalized terms not defined herein shall have the same meaning as in the Employment Agreement.

          In consideration of your continued employment with the Company and for other good and valuable consideration the sufficiency of which is hereby acknowledged the following amendments are made to your Employment Agreement:

1. At any time on or after December 31, 2005, you shall have the right to terminate your employment for any reason and such termination of employment will be deemed to be a termination of employment for Good Reason without regard to any advance notice provisions or the right of any party to cure provided that your employment has not been previously terminated by the Company for Cause. For the avoidance of doubt, nothing contained in this Letter Agreement shall restrict or modify your right to terminate employment prior to December 31, 2005, and claim that such termination is for Good Reason; provided, that, the procedures set forth in the Employment Agreement are followed.

2. The Company hereby waives its right to terminate you for any reason other than Cause for the period beginning on the Effective Time (as defined in the Agreement and Plan of Merger, dated as of March 17, 2005, by and between iPCS, Inc. and Horizon PCS, Inc. (the "Merger Agreement") and ending on December 31, 2005.

          Except as otherwise provided for herein, the Employment Agreement shall remain in full force and effect.

          If the transaction contemplated by the Merger Agreement does not close by October 15, 2005, this Letter Agreement shall have no force or effect.

                            [Signature Page Follows]

          If you are in agreement with the terms set forth in this Letter Agreement, please execute both copies and return one to the address set forth above.

                                             HORIZON PCS, INC.


                                             By:/s/ William A. McKell
                                                --------------------------------
                                                William A. McKell
                                                Chief Executive Officer


Agreed to and accepted as of the
date first referenced above.

/s/ Monesa Skocik
---------------------------
Monesa Skocik



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